UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2022

RADIUS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35726	80-0145732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road, 7th Floor, Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

(617) 551-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RDUS	The NASDAQ Global Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Board of Directors (the “Board”) of Radius Health, Inc. (the “Company”) approved a broad-based supplemental bonus program (the “Program”) under which employees of the Company, including the Company’s named executive officers, other than the Company’s chief executive officer, are eligible to earn an overperformance bonus award if the Company’s thirty (30)-trading day average stock price equals or exceeds $17.50 during the three-year performance period beginning on March 1, 2022 and ending on March 1, 2025.  Awards under the Program are in addition to any awards that may be earned under the Company’s annual bonus program.  Under the Program, the Company’s Principal Accounting and Financial Officer (the “PFO”) received a target award equal to $140,000.

On February 16, 2022, the Board also approved increased change of control severance entitlements for specified groups of the Company’s key employees.  In the event of a qualifying termination following a change of control of the Company, the Company’s PFO would be entitled to receive severance equal to 9 months of base salary, his target bonus, and 9 months of Company-paid COBRA premiums.

Finally, on February 21, 2022, the Board, upon the recommendation of the compensation committee of the Board, approved an increase in the base salary to $700,000 for, and an award of performance-based restricted stock units (“PSUs”) to, G. Kelly Martin, the Company’s chief executive officer, pursuant and subject to the terms and conditions of the Company’s 2018 Stock Option and Incentive Plan (the “Plan”).  PSUs subject to the award are eligible to be earned based on the achievement of specified stock price targets ranging from $10 to $20 per share during the period beginning on the grant date and ending on February 21, 2025 (the “PSU Performance Period”).  Generally subject to the satisfaction of a one-year minimum vesting period, any PSUs that become earned will vest immediately as to fifty percent (50%) of the earned amount, with the remaining fifty percent (50%) vesting at the end of the PSU Performance Period, generally subject to Mr. Martin’s continued employment, with such PSUs forfeited if the 30-trading day average price is below $10 per share at the end of the PSU Performance Period.  Mr. Martin is entitled to certain termination-related protection under the PSUs.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIUS HEALTH, INC.

Date: February 23, 2022	By:	/s/ G. Kelly Martin
	Name:	G. Kelly Martin
	Title:	Chief Executive Officer

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